UBS AG – Form F-4

Exhibit 5.2

To: UBS AG Bahnhofstrasse 45 8001 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch
Zurich, August 24, 2023

UBS AG – Registration Statement on Form F-4

We, Homburger AG, have acted as special Swiss counsel to UBS AG in connection with the registration statement on Form F-4 to be filed by UBS AG under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on August 24, 2023 (excluding the documents incorporated by reference therein, the Registration Statement), in connection with the offers (the Exchange Offers) by UBS AG, acting through its London branch (the Issuing Branch), to exchange (i) all of its outstanding 1.250 per cent. Notes due June 2026 (144A ISIN No. US902674YH70 and Reg S ISIN No. USH7220NAN06; 144A CUSIP No. 902674YH7 and Reg S CUSIP No. H7220NAN0) for a like principal amount of new 1.250% Notes due June 1, 2026 (the 2026 Exchange Notes, which term shall include the 2026 Exchange Notes Global Security (as defined below) unless the context otherwise requires), and (ii) all of its outstanding 4.500 per cent. Notes due 26 June 2048 (144A ISIN No. US902674XN57 and Reg S ISIN No. USH7220NAG54; 144A CUSIP No. 902674XN5 and Reg S CUSIP No. H7220NAG5) for a like principal amount of new 4.500% Notes due June 26, 2048 (the 2048 Exchange Notes, which term shall include the 2048 Global Exchange Notes Security (as defined below) unless the context otherwise requires, and together with the 2026 Exchange Notes, the Exchange Notes). As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Registration Statement and the Exchange Notes.

Capitalized terms used herein shall have the meaning attributed to them in the Registration Statement unless otherwise defined herein.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement;
(ii)	an electronic copy of the executed indenture dated as of June 12, 2015 (the Base Indenture), between UBS AG and U.S. Bank Trust National Association, as trustee (the Trustee);
(iii)	an electronic copy of exhibit 4.2 to the Registration Statement, which consists of the form of supplemental indenture relating to the Exchange Notes (the Form of Supplemental Indenture), including the form of global security (the Form of Global Security) attached as Exhibit A thereto;
(iv)	a copy of the articles of incorporation (Statuten) of UBS AG in their version dated April 4, 2023, certified by the Commercial Register of the Canton of Zurich (the Articles);
(v)	a certified excerpt from the Commercial Register of the Canton of Zurich for UBS AG, dated August 22, 2023 (the Excerpt);
(vi)	an electronic copy of the approval of the Group Treasurer of UBS Group, dated August 22, 2023 and relating to the Exchange Offers (the Approval);
(vii)	an electronic copy of the approval of the Group Treasurer and the Group Chief Financial Officer of UBS Group, dated June 12, 2015 and relating to the Base Indenture (the 2015 Approval);
(viii)	an electronic copy of the Organization Regulations (Organisationsreglement) of UBS AG, valid as of June 12, 2023, including the annexes thereto (the Organizational Regulations);
(ix)	an electronic copy of the Delegation of Authorities Group Functions 9-C-000010 in its version effective as of November 24, 2020 (the Group Functions Delegation of Authorities);
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(x)	an electronic copy of the UBS Group Treasury Delegation of Authorities 9-C-002962 in its version effective as of May 11, 2023 (the Group Treasury Delegation of Authorities);
(xi)	an electronic copy of the Policy on Signing Authority 1-P-000052 in its version published on April 19, 2023 (the Signing Authority); and
(xii)	an electronic copy of the list of authorized signatories relating to notes registered with the SEC, executed as of August 22, 2023 (the List of Authorized Signatories);

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under the laws of Switzerland.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinions below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;
(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures of UBS AG (whether or not acting through the Issuing Branch) on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;
(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate;
(d)	the Registration Statement will be filed with the SEC in the form reviewed by us;
(e)	the Registration Statement will become effective under the Securities Act following SEC review;
(f)	the Base Indenture has not been amended and is in full force and effect;
(g)	the global security representing the 2026 Exchange Notes (the 2026 Exchange Notes Global Security) and the global security representing the 2048 Exchange Notes (the 2048
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Exchange Notes Global Security) will be executed in the form set out in the Form of Global Security and such form completed in accordance with the terms of the applicable series of Exchange Notes described in the Registration Statement;

(h)	the supplemental indenture relating to the 2026 Exchange Notes and the supplemental indenture relating to the 2048 Exchange Notes (together, the Supplemental Indentures) will be executed in the form set out in the Form of Supplemental Indenture and such form completed in accordance with the terms of the applicable series of Exchange Notes described in the Registration Statement; and
(i)	the Excerpt is correct, complete and up-to-date, and the Articles, the Organizational Regulations, the Group Functions Delegation of Authorities, the Group Treasury Delegation of Authorities, the 2015 Approval, the Approval, the Signing Authority and the List of Authorized Signatories are in full force and effect and have not been amended.
III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	UBS AG is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.
2.	UBS AG has the corporate power and authority to execute, deliver and file the Registration Statement.
3.	UBS AG has taken all necessary corporate action to authorize the execution, delivery and filing of the Registration Statement.
4.	UBS AG has the necessary corporate power and authority to, acting through the Issuing Branch, (i) execute and deliver the Supplemental Indentures and (ii) issue the Exchange Notes.
5.	If and when any two authorized signatories set out in the List of Authorized Signatories have duly executed the Supplemental Indentures and the Exchange Notes, (i) the execution and delivery of the Supplemental Indentures and the Exchange Notes will have been duly authorized by all necessary corporate action by UBS AG, and (ii) the Supplemental Indentures and the Exchange Notes will have been duly executed and delivered by UBS AG, acting through the Issuing Branch, provided that at the time of such execution by such authorized signatories, the List of Authorized Signatories is in full force and effect.
IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
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(b)	We express no opinion on the legality, validity or enforceability of any of the provisions of the Base Indenture, the Supplemental Indentures or the Exchange Notes or the performance of the obligations assumed by UBS AG thereunder.
(c)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement.
(d)	We express no opinion on the admissibility or validity of, or the procedures relating to, the registration of the offering of the Exchange Notes with the SEC.
(e)	Further, we express no opinion as to banking or insurance regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter. Also, we express no opinion as to tax matters.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters". In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to UBS AG, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

/s/ HOMBURGER AG

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